Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES QUARTERLY DIVIDEND

April 20, 2022

Contact: Kathleen J. Chappell, Executive Vice President and CFO540-955-2510kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 20, 2022) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, declared a regular cash dividend on April 20, 2022, of $0.28 per common share payable May 16, 2022, to shareholders of record on May 2, 2022.

The Bank of Clarke County offers a wide range of retail and commercial banking services, including demand, savings, and time deposits and consumer and commercial loans. The Bank also offers both a trust department and investment services. The Bank has 12 full-service branches, two loan production offices, and one drive-through only facility. The Bank serves Northern Virginia and the Shenandoah Valley area, with branches located in Clarke County, Fredrick County VA, Loudon County, Fairfax County, Frederick County MD, and the Towns of Leesburg and Purcellville, and the City of Winchester. The Company’s common stock trades on the OTC Markets Group’s OTCQX Market under the symbol EFSI.